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EXHIBIT 23.1      Consent of KPMG LLP




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                       Consent of Independent Accountants




The Board of Directors
Provident Bankshares Corporation:


We consent to the use of our report dated January 15, 2003, with respect to the consolidated statements of condition of Provident Bankshares Corporation and subsdidiaries as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the year then ended, incorporated herein by reference.


                                                      /s/ KPMG LLP

Baltimore, Maryland
June 13, 2003